UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2022

Cornerstone Building Brands, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5020 Weston Parkway	Suite 400	Cary	NC	27513
(Address of principal executive offices)				(Zip Code)

Registrant’s telephone number, including area code: (866) 419-0042
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock $.01 par value per share	CNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 10, 2022, Cornerstone Building Brands, Inc. (the “Company”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with BlueScope Steel North America Corporation, a Delaware corporation (“Purchaser”) and subsidiary of BlueScope Steel Limited, to sell the Company’s metal coil coatings business (the “Business”) to Purchaser for an aggregate purchase price of $500 million in cash, subject to certain customary adjustments (the “Transaction”).

The Transaction is subject to the satisfaction of customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; the absence of any law or order enjoining or otherwise prohibiting the Transaction; the accuracy of the representations and warranties of the other party; compliance of the other party with its covenants in all material respects; and the execution of certain ancillary agreements in accordance with the Purchase Agreement. Subject to the satisfaction or waiver of certain conditions and the other terms and conditions of the Purchase Agreement, the Transaction is expected to close in the second half of 2022.

The Purchase Agreement contains representations, warranties and covenants that are customary for a transaction of this type, including, among others, covenants by the Company to conduct the Business in the ordinary course between execution of the Purchase Agreement and closing of the Transaction.

The Purchase Agreement contains customary termination rights, including if the closing of the Transaction has not occurred on or prior to October 10, 2022, subject to two potential extensions by either party of 90 days each if the required antitrust approvals have not yet been obtained.

In connection with the Purchase Agreement, at the closing, the Company will enter into supply agreements with Purchaser or an affiliate thereof, pursuant to which Purchaser will provide the Company with light-gauge coil coating services under tolling arrangements and painted hot rolled steel services under package arrangements (together, the “Supply Agreements”), subject to the terms and conditions set forth therein. The Supply Agreements each have a term of five years and contain customary termination rights for contracts of this type.

Also in connection with the Purchase Agreement, at the closing, the Company and Purchaser will enter into a transition services agreement, pursuant to which the Company will provide certain transition services to Purchaser for the Business for a period of up to one year from the closing of the Transaction, subject to the terms and conditions set forth therein.

Pursuant to that certain Agreement and Plan of Merger, dated March 5, 2022 (the “CD&R Merger Agreement”), by and among Camelot Return Intermediate Holdings, LLC (“Parent”), Camelot Return Merger Sub, Inc. and the Company, Parent, an affiliate of Clayton, Dubilier & Rice, LLC, consented to the Company’s entry into the Purchase Agreement. Neither the entry into the Purchase Agreement nor the consummation of the Transaction will result in any change to the consideration to be paid to holders of the Company’s common stock in connection with the CD&R Merger Agreement.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 2022.

Item 7.01. Regulation FD Disclosure.

On April 10, 2022, the Company published a press release announcing the Transaction. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except in the event that the Company expressly states that such information is to be considered filed under the Exchange Act or incorporates it by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Cornerstone Building Brands, Inc., dated April 10, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORNERSTONE BUILDING BRANDS, INC.

By:	/s/ Alena S. Brenner
Name: Alena S. Brenner
Title: Executive Vice President, General Counsel and Corporate Secretary

Date: April 10, 2022